EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

COMPANY CONTACTS:

DENNIS B. TOWER, CHIEF EXECUTIVE OFFICER

JOHN L. MORAN, PRESIDENT

W. KIRK BOSCHÉ, CHIEF FINANCIAL OFFICER

888-662-3877

WWW.FOOTHILLS-RESOURCES.COM

Foothills Resources, Inc. Files for Reorganization

BAKERSFIELD, Calif. – (PR Newswire) – February 11, 2009 – Foothills Resources, Inc. (OTCBB: FTRS) (the “Company”) today announced that it and its subsidiaries have filed voluntary petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court in

Wilmington, Delaware.

The Company plans to use this process to restructure its debt, which the Company expects will result in a substantially de-levered capital structure more suited to support its current operations in light of existing commodity price conditions. The Company’s operations are expected to continue as normal throughout the bankruptcy process while it develops a reorganization plan to resolve its operational and liquidity issues.

The Company also announced that it is seeking Court approval for up to $2.5 million in revolving credit debtor-in-possession (DIP) financing from its pre-petition term lender to fund continuing operations. If approved by the Court, the DIP financing will provide an immediate source of funds for the Company, enabling the Company to continue to satisfy customary obligations associated with ongoing operations of its business, including payment of employee wages and benefits in the ordinary course, and payment of post-petition obligations to vendors under existing terms. The facility matures 90 days from the date of the Company’s initial borrowings thereunder or if earlier, upon confirmation of a plan of reorganization. Access to the facility will be conditioned upon the Company’s adherence to an operating budget agreed to with the proposed lender. Additionally, the Company expects that its existing commodity price swap hedge arrangements will remain in place throughout the reorganization process, providing an additional source of liquidity.

The Company has filed a variety of customary first day motions with the Court in Delaware, which will help enable it to continue to conduct business as usual while it completes its restructuring. The Company anticipates such motions to be approved in the next few days.

About Foothills Resources, Inc.

Foothills Resources, Inc. is an independent production and exploitation energy company with operations and opportunities in Texas, California and Oklahoma. Additional information on Foothills Resources is available at http://www.foothills-resources.com.

SEC Filings and Forward-Looking Statements

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws, including statements using the words “will,” “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” or similar expressions. The Company intends that all such forward-looking statements be subject to the safe harbor created under such laws. Such forward-looking statements include, but are not limited to, statements regarding (i) the continuation of the Company’s status as a Chapter 11 debtor in possession; (ii) the sufficiency of the Company’s DIP financing; and (iii) the absence of any interruption in the Company’s business. Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. The Company cautions that these statements are qualified by important factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but not are not limited to, (a) the Company’s ability to perform its obligations, and remain in place as, a Chapter 11 debtor in possession; (b) the Company’s ability to successfully manage its operating and administrative expenses and to remain in compliance with its DIP financing credit facility and associated budget; (c) the Company’s ability to manage its business effectively and efficiently while managing the bankruptcy proceedings; (d) the Company’s current commodity price swap hedging arrangements remaining in place; (e) the various risks and delays associated with Chapter 11 bankruptcy proceedings; (f) environmental risks and general economic conditions including the price of oil and gas; and (g) as detailed in the Company’s Form 10-K, Form 10-Q and other reports filed with the U.S. Securities & Exchange Commission.